EXHIBIT 11(i)



                          Consent of Independent Auditors


The Board of Trustees
Mentor Funds:


We consent to the use of our reports dated November 12, 1997 incorporated herein by reference and to the references to our firm under the heading "Independent Accountants" in the statement of additional information.




                                                       KPMG Peat Marwick LLP.

Boston, Massachusetts
July 10, 1998